EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              --------------------

BE Aerospace, Inc.
BE Aerospace (USA), Inc.
BE Aerospace Netherlands BV
Royal Inventum B.V.
BE Aerospace (UK) Holdings Limited
BE Aerospace Services, Ltd.
BE Aerospace (UK) Limited
CF Taylor (B/E) UK Limited
B/E Aerospace Services, Inc.
Advanced Thermal Sciences Corporation
Acurex Corporation
B/E Aerospace International Ltd.
Nordskog Industries, Inc.
Burns Aerospace Europe (SARL)
BE Aerospace (France) SARL
BE Intellectual Property, Inc.
Aerospace Lighting Corporation
Flight Structures, Inc.
BE Aerospace Canada, Inc.
B/E Aerospace (Canada) Company
BE Aerospace El Salvador, Inc.
BE Aerospace El Salvador, Sociedad Amonima de Capital Variable
BE Aerospace Australia, Inc.
IFE Sales, LLC
T.L. Windust Machine, Inc.
DMGI, Inc.
B/E Aerospace Machined Products, Inc.
Maynard Precision, Inc.
Modoc Engineering Corporation
ATS Japan Corporation
Advanced Thermal Sciences Taiwan Corporation
Denton Jet Interiors, Inc.
Modern Metals, Inc.
Nelson Aero Space, Inc.
M & M Aerospace Hardware, Inc.
M&M Aerospace Hardware SARL
M&M Aerospace Hardware GmbH
M&M Aerospace Hardware Ltd.